Exhibit 2.1

EXECUTION COPY

SHARE EXCHANGE AGREEMENT

BY AND AMONG

THE LUXURIOUS TRAVEL CORP.,

US LIGHTING GROUP, INC.

and

PAUL SPIVAK AND CHARLES SCOTT,

THE STOCKHOLDERS OF US LIGHTING GROUP, INC.

Dated as of May 26, 2016

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of May 26, 2016 (“Agreement”), is made by and among THE LUXURIOUS TRAVEL CORP., a Florida corporation (“LXRT”), US LIGHTING GROUP, INC., a Wyoming corporation (“US Lighting”), PAUL SPIVAK, an individual and the principal stockholder of US Lighting (the “Principal Stockholder”) and CHARLES SCOTT, the minority stockholder of US Lighting (the “Minority Stockholder,” and together with the Principal Stockholder, individually, a “Stockholder” and collectively, the “Stockholders”). Each of LXRT, US Lighting and the Stockholders are sometimes referred to herein individually, as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, the Stockholders own one hundred percent (100%) of the issued and outstanding shares of capital stock of US Lighting (the “US Lighting Shares”), in the proportions set forth in Section 1.1 of the US Lighting Disclosure Schedule (as hereinafter defined); and

WHEREAS, the Stockholders have agreed to transfer to LXRT, and LXRT has agreed to acquire from the Stockholders all of the US Lighting Shares, in exchange for twenty-four million five hundred thousand (24,500,000) “restricted” shares of LXRT’s common stock (the “LXRT Shares”) to be issued to the Stockholders pro rata, as set forth in Section 1.1 of the US Lighting Disclosure Schedule; and

WHEREAS, immediately after the closing of the transactions contemplated herein, US Lighting will become a wholly-owned subsidiary of LXRT, all on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement:

“Accredited Investor” has the meaning set forth in Rule 501(a) under the Securities Act.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

1 | P a g e

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any written or oral contract, lease, license, indenture, note, bond, agreement, arrangement, understanding, permit, concession, franchise or other instrument.

“Damages” has the meaning set forth in Section 11.2.

“Environmental Laws” has the meaning set forth in Section 4.17.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“GAAP” means, with respect to any Person, generally accepted accounting principles in the U.S. applied on a consistent basis with such Person’s past practices.

“Governmental Authority” means any domestic or foreign, federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body.

“Hazardous Materials” has the meaning set forth in Section 4.17.

“Indebtedness” means without duplication, (a) all indebtedness or other obligation of the Person for borrowed money, whether current, short-term, or long-term, secured or unsecured; (b) all indebtedness of the Person for the deferred purchase price for purchases of property outside the Ordinary Course of Business; (c) all lease obligations of the Person under leases which are capital leases in accordance with GAAP; (d) any off-balance sheet financing of the Person including synthetic leases and project financing; (e) any payment obligations of the Person in respect of banker’s acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables); (f) any liability of the Person with respect to interest rate swaps, collars, caps and similar hedging obligations; (g) any liability of the Person under deferred compensation plans, phantom stock plans, severance or bonus plans, or similar arrangements made payable as a result of the transactions contemplated herein; (h) any indebtedness referred to in clauses (a) through (g) above of any other Person which is either guaranteed by, or secured by a security interest upon any property owned by, the Person; and (i) accrued and unpaid interest of, and prepayment premiums, penalties or similar contractual charges arising as result of the discharge at Closing of, any such foregoing obligation.

2 | P a g e

“Indemnified Party” has the meaning set forth in Section 11.3.

“Indemnifying Party” has the meaning set forth in Section 11.3.

“Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

“Knowledge” shall mean, except as otherwise explicitly provided herein, actual knowledge after reasonable investigation. LXRT and US Lighting and their respective Affiliates, shall be deemed to have “Knowledge” of a matter if any of the stockholders, members, directors, managers, officers or employees of any such Person has Knowledge of such matter.

“Laws” means, with respect to any Person, any U.S. or non-U.S., federal, national, state, provincial, local, municipal, international, multinational or other Law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“License” means any security clearance, permit, license, variance, franchise, Order, approval, consent, certificate, registration or other authorization of any Governmental Authority or regulatory body, and other similar rights.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the business, financial condition, operations, results of operations, assets, customer, supplier or employee relations or future prospects of such Person.

3 | P a g e

”Money Laundering Laws” has the meaning set forth in Section 4.22.

“LXRT” has the meaning set forth in the preamble.

“LXRT Indemnified Parties” means LXRT and its Affiliates and their respective managers, directors, officers and representatives of such Persons.

“LXRT Most Recent Fiscal Year End” means December 31, 2015.

“LXRT Organizational Documents” has the meaning set forth in Section 5.6.

“LXRT Shares” has the meaning set forth in the Recitals.

“Minority Stockholder” has the meaning set forth in the preamble.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority or regulatory body.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“OTC Markets” means OTC Markets Group, Inc.

“Party” and “Parties” have the respective meanings set forth in the preamble.

“Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

“Principal Market” means the any tier of the Over-the Counter Market maintained by OTC Markets.

“Principal Stockholder” has the meaning set forth in the preamble.

“Registration Statements” has the meaning set forth in Section 5.12(b).

“SEC” means the U.S. Securities and Exchange Commission, or any successor agency thereto.

“SEC Reports” has the meaning set forth in Section 5.12(a).

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will be in effect at the time.

“Share Exchange” has the meaning set forth in Section 2.1.

“Stockholder” and “Stockholders” have the meanings set forth in the preamble.

4 | P a g e

“Tax Return” means all returns, declarations, reports, estimates, statements, forms and other documents filed with or supplied to or required to be provided to a Governmental Authority with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Tax” or “Taxes” means all taxes, assessments, duties, levies or other charge imposed by any Governmental Authority of any kind whatsoever together with any interest, penalties, fines or additions thereto and any liability for payment of taxes whether as a result of (a) being a member of an affiliated, consolidated, combined, unitary or similar group for any period; (b) any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any Person; (c) being liable for another Person’s taxes as a transferee or successor otherwise for any period; or (d) operation of Law.

“Termination Date” means June 30, 2016.

“Transaction Documents” means, collectively, this Agreement and all agreements, certificates, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“U.S.” means the United States of America.

“US Lighting” has the meaning set forth in the preamble.

“US Lighting Capital Stock” has the meaning set forth in Section 4.7.

“US Lighting Disclosure Schedule” has the meaning set forth in Article IV.

“US Lighting Shares” has the meaning set forth in the Recitals.

ARTICLE II

SHARE EXCHANGE; CLOSING

Section 2.1 Share Exchange. At the Closing, the Stockholders shall sell, transfer, convey, assign and deliver the US Lighting Shares, representing all of the issued and outstanding shares of US Lighting Capital Stock, to LXRT and in consideration therefor, LXRT shall issue 24,500,000 LXRT Shares to the Stockholders, pro rata, as set forth in Section 1.1 of the US Lighting Disclosure Schedule (the “Share Exchange”). Immediately following the Closing, US Lighting will become a wholly-owned subsidiary of LXRT.

5 | P a g e

Section 2.2 LXRT Share Contribution and Transfers. At the Closing 24,500,000 currently outstanding LXRT Shares held by Todd Delmay (“Delmay”) shall be contributed to the capital of LXRT and cancelled (the “Contributed Shares”).

Section 2.3 Closing. Upon the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Gutierrez Bergman Boulris, P.L.L.C., 100 Almeria Avenue, Suite 340, Coral Gables, Florida 33134, contemporaneously with the execution of this Agreement. The date and time of the Closing is referred to herein as the “Closing Date.”

Section 2.4 Closing Deliveries by LXRT. At the Closing, LXRT shall deliver, or cause to be delivered, (a) a certificate evidencing the 24,500,000 LXRT Shares to the Stockholders in the denominations set forth in Section 1.1 of the US Lighting Disclosure Schedule; and (b) the various other documents required to be delivered at Closing pursuant to Section 7.2 hereof.

Section 2.5 Closing Deliveries by US Lighting and the Stockholders. At the Closing, (a) the Stockholders shall deliver, or cause to be delivered, certificate(s) representing the US Lighting Shares, accompanied by an executed stock power signed by each Stockholder; and (b) US Lighting and the Stockholders, as applicable, shall deliver, or cause to be delivered, to LXRT the various other documents required to be delivered at Closing pursuant to Section 7.3 hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

The Stockholders, severally and not jointly, hereby represent and warrant to LXRT that the statements contained in this Article III with respect to the Stockholder making the statement, are true, correct and complete as of the date of this Agreement and as of the Closing Date.

Section 3.1 Authority. The Stockholder has all requisite authority and power to enter into and deliver this Agreement and any of the other Transaction Documents to which such Stockholder is a party, and any other certificate, agreement, document or instrument to be executed and delivered by the Stockholder in connection with the transactions contemplated hereby and thereby and to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Transaction Documents to which the Stockholder is a party will be, duly and validly authorized and approved, executed and delivered by the Stockholder.

Section 3.2 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Stockholder, this Agreement and each of the Transaction Documents to which the Stockholder is a party are duly authorized, executed and delivered by the Stockholder, and constitutes the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

6 | P a g e

Section 3.3 No Conflicts. Neither the execution or delivery by the Stockholder of this Agreement or any Transaction Document to which the Stockholder is a party, nor the consummation or performance by the Stockholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Stockholder is a party or by which the properties or assets of the Stockholder are bound; or (b) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of such Stockholder under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of the Stockholder or US Lighting under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which the Stockholder is a party or any of the Stockholder’s assets and properties are bound or affected, except, in the case of any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on the Stockholder or US Lighting.

Section 3.4 Ownership of US Lighting Shares. The Stockholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to LXRT pursuant to this Agreement, the US Lighting Shares, free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other Contracts or understandings to which the Stockholder is a party or by which the Stockholder or the US Lighting Shares are bound with respect to the issuance, sale, transfer, voting or registration of the US Lighting Shares. At the Closing Date, LXRT will acquire good, valid and marketable title to the US Lighting Shares free and clear of any and all Liens.

Section 3.5 Certain Proceedings. There is no Action pending against, or to the Knowledge of the Stockholder, threatened against or affecting, the Stockholder by any Governmental Authority or other Person with respect to the Stockholder that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

Section 3.6 Brokers or Finders. Except as set forth in Section 4.8 of the US Lighting Disclosure Schedule (the “Disclosed Obligation”), no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Stockholders and US Lighting for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of the Stockholders and US Lighting. The Principal Stockholder and US Lighting shall be solely responsible for payment of the Disclosed Obligation and the Principal Stockholder and US Lighting, jointly and severally, will indemnify and hold LXRT and Delmay harmless from and against any liability or expense arising out of, or in connection with payment of the Disclosed Obligation.

7 | P a g e

Section 3.7 Investment Representations.

(a) The Stockholder is acquiring his LXRT Shares hereunder for investment for his own account and not with a view to the resale or distribution of any part thereof, and the Stockholder has no present intention of selling or otherwise distributing his LXRT Shares, except in compliance with applicable securities Laws.

(b) The Stockholder understands that the LXRT Shares issued hereunder are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Stockholder pursuant hereto, the LXRT Shares would be acquired in a transaction not involving a public offering. The issuance of the LXRT Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act. The Stockholder further acknowledges that upon issuance, the LXRT Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Stockholder represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby, and specifically those in subparagraph (i) thereof, and otherwise by the Securities Act.

(c) The Stockholder understands and agrees that the LXRT Shares issued pursuant to this Agreement have not been registered under the Securities Act or the securities Laws of any state of the U.S.

(d) The Stockholder understands that the LXRT Shares are being offered and issued to the Stockholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Stockholder set forth in this Agreement, in order that LXRT may determine the applicability and availability of the exemptions from registration of the LXRT Shares on which LXRT is relying.

(e) The Stockholder further represents and warrants to LXRT that (i) he qualifies as an Accredited Investor; (ii) he consents to the placement of a legend on any certificate or other document evidencing the LXRT Shares substantially in the form set forth in Section 3.8(a); (iii) he has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect his interests in connection with the transactions contemplated by this Agreement; (iv) he has consulted, to the extent that he has deemed necessary, with his tax, legal, accounting and financial advisors concerning his investment in the LXRT Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the LXRT Shares; (v) he has had access to the SEC Reports; (vi) he has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding LXRT that he has requested and all such public information is sufficient for him to evaluate the risks of investing in the LXRT Shares; (vii) he has been afforded the opportunity to ask questions of and receive answers concerning LXRT and the terms and conditions of the issuance of the LXRT Shares; (viii) he is not relying on any representations and warranties concerning LXRT made by LXRT or any officer, employee or agent of LXRT, other than those contained in this Agreement or the SEC Reports; (ix) he will not sell or otherwise transfer the LXRT Shares, unless either (A) the transfer of the LXRT Shares is registered under the Securities Act or (B) an exemption from such registration is available; (x) he understands and acknowledges that LXRT is under no obligation to register the LXRT Shares for sale under the Securities Act; (xi) he represents that the address furnished to LXRT is his principal residence; (xii) he understands and acknowledges that the LXRT Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning LXRT that has been supplied to him and that any representation to the contrary is a criminal offense; and (xiii) he acknowledges that the representations, warranties and agreements made by him herein shall survive the execution and delivery of this Agreement and the issuance of the LXRT Shares.

8 | P a g e

Section 3.8 Stock Legends. The Stockholder hereby agrees acknowledges as follows:

(a) The certificates evidencing the LXRT Shares and each certificate issued in transfer thereof, will bear the following or similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b) The certificates representing the LXRT Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any state corporate and state securities law, or Contract.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF US LIGHTING

US Lighting represents and warrants to LXRT, subject to the exceptions and qualifications specifically set forth or disclosed in writing in the disclosure schedule delivered by US Lighting to LXRT contemporaneously with the execution of this Agreement (the “US Lighting Disclosure Schedule”) that the statements contained in this Article IV are true, correct and complete as of the date of this Agreement and as of the Closing Date.

Section 4.1 Organization and Qualification. US Lighting is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on US Lighting.

9 | P a g e

Section 4.2 Authority. US Lighting has have all requisite authority and power (corporate and other), Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which US Lighting is a party and any other certificate, agreement, document or instrument to be executed and delivered by US Lighting in connection with the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by US Lighting and the performance by US Lighting of its obligations hereunder and thereunder and the consummation by US Lighting of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of US Lighting. US Lighting does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby. This Agreement has been, and each of the Transaction Documents to which US Lighting is a party will be, duly and validly authorized and approved, executed and delivered by US Lighting.

Section 4.3 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than US Lighting, this Agreement and each of the Transaction Documents to which US Lighting is a party are duly authorized, executed and delivered by US Lighting and constitutes the legal, valid and binding obligations of US Lighting enforceable against US Lighting in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 4.4 No Conflicts. Neither the execution nor the delivery by US Lighting of this Agreement or any Transaction Document to which US Lighting is a party, nor the consummation or performance by US Lighting of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the US Lighting Organizational Documents; (b) contravene, conflict with or result in a violation of any Law, Order, charge or other restriction or decree applicable to US Lighting, or by which US Lighting or any of its respective assets and properties are bound or affected; (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of US Lighting under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of US Lighting under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which US Lighting is a party or by which US Lighting or any of its respective assets and properties are bound or affected; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by US Lighting or that otherwise relate to the business of, or any of the properties or assets owned or used by, US Lighting, except, in the case of clauses (b), (c),or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on US Lighting.

10 | P a g e

Section 4.5 Subsidiaries. US Lighting does not own, directly or indirectly, any equity or other ownership interest in any corporation, limited liability company, limited or general partnership, joint venture or other entity or enterprise. There are no Contracts or other obligations (contingent or otherwise) of US Lighting to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, any other Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 4.6 Organizational Documents. US Lighting has delivered or made available to LXRT true and correct copy of the Certificate of Incorporation and Bylaws of US Lighting and each of its subsidiaries and Affiliates, and any other organizational documents of US Lighting and each of its subsidiaries and Affiliates, each as amended to date, and each such instrument is in full force and effect (the “US Lighting Organizational Documents”). US Lighting is not in violation of any of the provisions of the US Lighting Organizational Documents.

Section 4.7 Capitalization. The authorized and outstanding capital stock or other voting securities of US Lighting (the “US Lighting Capital Stock”) and each of its subsidiaries and Affiliates is set forth in Section 4.7 of the US Lighting Disclosure Schedule. Except as set forth above, no shares of capital stock or other voting securities of US Lighting and each of its subsidiaries or Affiliates were issued, reserved for issuance or outstanding. US Lighting owns of record and beneficially all of the capital stock or other voting securities of each of its subsidiaries and Affiliates. All the outstanding US Lighting Shares and all the outstanding capital stock of each of its subsidiaries and affiliates are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the applicable jurisdiction of formation, the US Lighting Organizational Documents or any Contract to which US Lighting is a party or otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of US Lighting or any of its subsidiaries of Affiliates having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the US Lighting Shares or other voting securities may vote. There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which US Lighting is a party or by which it is bound (x) obligating US Lighting or its subsidiaries and Affiliates, to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, US Lighting or its subsidiaries or Affiliates; (3) obligating US Lighting or its subsidiaries or Affiliates to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking; or (z) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock or other equity interests of US Lighting and each of its subsidiaries and Affiliates. There are no outstanding Contracts or obligations of US Lighting to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of US Lighting or any of its subsidiaries and Affiliates. There are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of US Lighting and each of its subsidiaries and Affiliates.

Section 4.8 Brokers or Finders. Except for the Disclosed Obligation, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against US Lighting or the Stockholders for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of US Lighting or the Stockholders. US Lighting and the Principal Stockholder shall be solely responsible for payment of the Disclosed Obligation and US Lighting and the Principal Stockholder, jointly and severally, will indemnify and hold LXRT and Delmay harmless from and against any liability or expense arising out of, or in connection with payment of the Disclosed Obligation.

11 | P a g e

Section 4.9 Compliance with Laws. The business and operations of US Lighting have been and are being conducted in accordance with all applicable Laws and Orders. US Lighting is not in conflict with, or in default or violation of and, to the Knowledge of US Lighting, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of or default under, any (a) Law, rule, regulation, judgment or Order; or (b) note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which US Lighting is a party or by which US Lighting, any of its subsidiaries or Affiliates or any of their respective assets and properties are bound or affected. There is no agreement, judgment or Order binding upon US Lighting or any of its subsidiaries or Affiliates which has, or could reasonably be expected to have, the effect of prohibiting or materially impairing any business practice of US Lighting or the conduct of business by US Lighting as currently conducted. US Lighting has filed all forms, reports and documents required to be filed with any Governmental Authority and US Lighting has made available such forms, reports and documents to LXRT. As of their respective dates, such forms, reports and documents complied in all material respects with the applicable requirements pertaining thereto and none of such forms, reports and documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.10 Certain Proceedings. There is no Action pending against, or to the Knowledge of US Lighting, threatened against or affecting, US Lighting by any Governmental Authority or other Person with respect to US Lighting or its business or that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. US Lighting, or to the Knowledge of US Lighting, has not been a party to any material litigation or, within the past two (2) years, the subject of any threat of material litigation (litigation shall be deemed “material” if the amount at issue exceeds the lesser of $10,000 per matter or $25,000 in the aggregate). US Lighting is not in violation of and, to the Knowledge of US Lighting, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable Law, rule, regulation, judgment or Order. Neither US Lighting nor any past or present director or officer (in his or her capacity as such) or affiliate, is or has been the subject of any civil, criminal, or administrative Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Neither US Lighting nor any past or present director or officer (in his or her capacity as such) or affiliate, have any reason to believe that they will be the subject of any civil, criminal, or administrative Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Neither US Lighting nor any past or present director or officer (in his or her capacity as such) or affiliate, have any reason to believe that they will be the subject of any civil, criminal, or administrative Action brought by any federal or state agency.

Section 4.11 Contracts. Except as set forth in Section 4.11 of the US Lighting Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of US Lighting. US Lighting is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect of US Lighting.

12 | P a g e

Section 4.12 Financial Statements and Tax Matters.

(a) Financial Statements; Books and Records; Accounts Receivable.

(i) US Lighting has delivered to LXRT the financial statements attached as Section 4.12 of the US Lighting Disclosure Schedule hereto (the “US Lighting Financial Statements”). The US Lighting Financial Statements have been prepared on an accrual basis and fairly present in all material respects the financial position of US Lighting as of and for the dates thereof and the results of operations for the periods then ended. Within seventy (70) days of the Closing Date, the Stockholder shall cause to be delivered to LXRT, for filing as part of an amendment to LXRT’s Current Report on Form 8-K with respect to the transactions contemplated by this Agreement, audited annual and unaudited interim financial statements of US Lighting, for the periods and meeting the applicable accounting requirements of the SEC, as provided in the instructions to Current Report on Form 8-K.

(ii) The books and records of US Lighting are complete and correct in all material respects and have been maintained in accordance with sound business practices consistent with industry standards.

(iii) The accounts receivable of US Lighting are reflected on the books and records of US Lighting and represent valid obligations arising from the sale of products or performance of services in the Ordinary Course of Business. To the Knowledge of US Lighting, the accounts receivable are current and collectible net of the respective reserves established on US Lighting’s books and records in accordance with past practices consistently applied. To the Knowledge of US Lighting, there is no contest, claim or right of set-off under any Contract relating to accounts receivable with respect to the amount or validity of such accounts receivable.

(c) Absence of Certain Changes. Since the date of the latest balance sheet included in the US Lighting Financial Statements, US Lighting has been operated, in the ordinary course and consistent with past practice and, in any event, there has not been: (i) any material adverse change in the business, condition (financial or otherwise), operations, results of operations or prospects of US Lighting; (ii) any loss or, to the Knowledge of US Lighting, any threatened or contemplated loss, of business of any customers or suppliers of US Lighting which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on US Lighting; (iii) any loss, damage, condemnation or destruction to any of the properties of US Lighting (whether or not covered by insurance); (iv) any borrowings by US Lighting other than trade payables arising in the ordinary course of the business and consistent with past practice; or (v) any sale, transfer or other disposition of any of the assets other than in the ordinary course of the business and consistent with past practice.

13 | P a g e

(d) Tax Returns. US Lighting has filed all Tax Returns required to be filed (if any) by or on behalf of US Lighting and has paid all Taxes of US Lighting required to have been paid (whether or not reflected on any Tax Return). No Governmental Authority in any jurisdiction has made a claim, assertion or threat to US Lighting that US Lighting is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on US Lighting’s property or assets; and there are no Tax rulings, requests for rulings, or closing agreements relating to US Lighting for any period (or portion of a period) that would affect any period after the date hereof.

(e) No Adjustments, Changes. Neither US Lighting nor any other Person on behalf of US Lighting (i) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (ii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

(f) No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of US Lighting, nor is any such claim or dispute pending or contemplated. US Lighting has delivered to LXRT true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by US Lighting, if any, since its inception and any and all correspondence with respect to the foregoing.

(g) Not a U.S. Real Property Holding Corporation. US Lighting is not and has not been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) No Tax Allocation, Sharing. US Lighting is not and has not been a party to any Tax allocation or sharing agreement.

(i) No Other Arrangements. US Lighting is not a party to any Contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. US Lighting is not a “consenting corporation” within the meaning of Section 341(f) of the Code. US Lighting does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code. US Lighting does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, US Lighting has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. US Lighting is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

Section 4.13 Internal Accounting Controls. US Lighting maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. US Lighting has established disclosure controls and procedures for US Lighting and designed such disclosure controls and procedures to ensure that material information relating to US Lighting is made known to the officers by others within US Lighting. US Lighting’s officers have evaluated the effectiveness of the US Lighting’s controls and procedures. Since US Lighting’s Most Recent Fiscal Year End, there have been no significant changes in US Lighting’s internal controls or, to the Knowledge of US Lighting, in other factors that could significantly affect US Lighting’s internal controls.

14 | P a g e

Section 4.14 Labor Matters.

(a) There are no collective bargaining or other labor union agreements to which US Lighting is a party or by which it is bound. No material labor dispute exists or, to the Knowledge of US Lighting, is imminent with respect to any of the employees of US Lighting.

(b) Section 4.14 of the US Lighting Disclosure Schedule sets forth a list of all US Lighting employees, independent contractors or other Persons providing comparable services to it. US Lighting is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. US Lighting is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(c) No director, officer or employee of US Lighting is a party to, or is otherwise bound by, any Contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (i) the performance’ of his or her duties as a director, officer or employee of US Lighting; or (ii) the ability of US Lighting to conduct its business. Each employee of US Lighting is employed on an at-will basis and the US Lighting does not have any Contract with any of its employees which would interfere with its ability to discharge its employees.

Section 4.15 Employee Benefits.

(a) US Lighting does not, and since its inception never has, maintained or contributed to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of US Lighting. There are not any employment, consulting, indemnification, severance or termination agreements or arrangements between US Lighting and any current or former employee, officer or director of US Lighting, nor does US Lighting have any general severance plan or policy.

(b) US Lighting does not, and since its inception never has, maintained or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of US Lighting.

15 | P a g e

(c) Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of US Lighting, will result in (i) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from US Lighting; (ii) any increase in the amount of compensation or benefits payable to any such individual; or (iii) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No arrangement or other Contract of US Lighting provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of US Lighting.

Section 4.16 Title to Assets. US Lighting has sufficient title to, or valid leasehold interests in. all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which US Lighting has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of US Lighting to conduct business as currently conducted.

Section 4.17 Intellectual Property. Section 4.17 of the US Lighting Disclosure Schedules sets forth a true and correct list of Intellectual Property used by US Lighting in its business as presently conducted, which constitutes all of the Intellectual Property needed by US Lighting to operate its business as presently conducted. US Lighting is the sole and exclusive owner of or has a license or other right to use the Intellectual Property, free and clear of any Liens and, to the Knowledge of US Lighting, any infringing or diluting uses thereof by third parties. US Lighting has neither abandoned nor granted any license, permit or other consent or authorization to any third party to use any of the Intellectual Property. None of the Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, injunction or restriction or agreement restricting the scope or use thereof. To the Knowledge of US Lighting, none of the Intellectual Property infringes on any trademarks, Internet domain names, copyrights or any other intellectual property rights of any kind of any third party.

Section 4.18 Environmental Laws. US Lighting (a) is in compliance with all Environmental Laws (as defined below); (b) has received all Licenses or other approvals required under applicable Environmental Laws to conduct its business; and (c) is in compliance with all terms and conditions of any such License or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on US Lighting. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, Licenses, notices or notice letters, Orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.19 Transactions with Affiliates and Employees. Except as set forth in the US Lighting Financial Statements, no officer, director, employee or of US Lighting or any Affiliate of any such Person, has or has had, either directly or indirectly, an interest in any transaction with US Lighting (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the Knowledge of US Lighting, any entity in which any such Person has an interest or is an officer, director, trustee or partner.

16 | P a g e

Section 4.20 Liabilities. Except as set forth on Section 4.10 of the US Lighting Disclosure Schedule, US Lighting has no Liability (and there is no Action pending, or to the Knowledge of US Lighting, threatened against US Lighting that would reasonably be expected to give rise to any Liability). US Lighting is not a guarantor nor is it otherwise liable for any Liability or obligation (including Indebtedness) of any other Person. There are no financial or contractual obligations (including any obligations to issue capital stock or other securities) executory after the Closing Date.

Section 4.21 Money Laundering Laws. The operations of US Lighting are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving US Lighting with respect to the Money Laundering Laws is pending or, to the knowledge of US Lighting, threatened.

Section 4.22 Foreign Corrupt Practices. Neither US Lighting, nor, to the Knowledge of US Lighting, any director, officer, agent, employee or other Person acting on behalf of US Lighting has, in the course of its actions for, or on behalf of, US Lighting (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 4.23 Absence of Certain Changes or Events. Since the US Lighting Most Recent Fiscal Year End (a) US Lighting has conducted its business only in Ordinary Course of Business; (b) there has not been any change in the assets, Liabilities, financial condition or operating results of US Lighting since, except changes in the Ordinary Course of Business that have not caused, in the aggregate, a Material Adverse Effect on US Lighting. US Lighting has not taken any steps to seek protection pursuant to any Law or statute relating to bankruptcy, insolvency, reorganization., receivership, liquidation or winding up, nor does US Lighting have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

Section 4.24 Disclosure. No representation or warranty of US Lighting contained in this Agreement and no statement or disclosure made by or on behalf of US Lighting to LXRT pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

17 | P a g e

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF LXRT

LXRT hereby represents and warrant to US Lighting and the Stockholders, subject to the exceptions and qualifications specifically set forth or disclosed in writing in the SEC Reports, that the statements contained in this Article V are correct and complete as of the date of this Agreement and as of the Closing Date

Section 5.1 Organization and Qualification. LXRT is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on LXRT. The LXRT Shares are presently quoted on the Principal Market and LXRT has not received any notice from the SEC that it has or will commence, institute or bring a proceeding pursuant to Section 12(j) of the Exchange Act.

Section 5.2 Authority. LXRT has all requisite authority and power, Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which LXRT is a party and any other certificate, agreement, document or instrument to be executed and delivered by LXRT in connection with the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by LXRT and the performance by LXRT of its respective obligations hereunder and thereunder and the consummation by LXRT of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of LXRT. LXRT is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby. This Agreement has been, and each of the Transaction Documents to which LXRT is a party will be, duly and validly authorized and approved, executed and delivered by LXRT.

Section 5.3 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than LXRT, this Agreement and each of the Transaction Documents to which LXRT is a party are duly authorized, executed and delivered by LXRT and constitutes the legal, valid and binding obligations of LXRT enforceable against LXRT in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

18 | P a g e

Section 5.4 No Conflicts. Neither the execution nor the delivery by LXRT of this Agreement or any Transaction Document to which LXRT is a party, nor the consummation or performance by LXRT of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of LXRT Organizational Documents; (b) contravene, conflict with or result in a violation of any Law, Order, charge or other restriction or decree of any Governmental Authority or any rule or regulation of the Principal Market applicable to LXRT, or by which LXRT or any of its respective assets and properties are bound or affected; (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of LXRT under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of LXRT under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which LXRT is a party or by which LXRT or any of its respective assets and properties are bound or affected; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Licenses, permits, authorizations, approvals, franchises or other rights held by LXRT or that otherwise relate to the business of, or any of the properties or assets owned or used by, LXRT, except, in the case of clauses (b), (c) or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on LXRT.

Section 5.5 Subsidiaries. LXRT does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. There are no Contracts or other obligations (contingent or otherwise) of LXRT to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, any other Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 5.6 Organizational Documents. LXRT has delivered or made available to US Lighting a true and correct copy of the Articles of Incorporation and Bylaws of LXRT and any other organizational documents of LXRT, each as amended, and each such instrument is in full force and effect (the “LXRT Organizational Documents”). LXRT is not in violation of any of the provisions of its LXRT Organizational Documents. The minute books (containing the records or meetings of the stockholders, the board of directors and any committees of the board of directors), as provided or made available to US Lighting, are correct and complete.

19 | P a g e

Section 5.7 Capitalization.

(a) The authorized and outstanding capital stock of LXRT is as set forth in the SEC Reports. Except as set forth in the SEC Reports, no shares of capital stock or other voting securities of LXRT were issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of LXRT are duly authorized, validly issued, fully paid and nonassessable, have been issued in accordance with all applicable laws, including, but not limited to, the Exchange Act, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the jurisdiction of LXRT’s organization, the LXRT Organizational Documents or any Contract to which LXRT is a party or otherwise bound. Except as set forth in the SEC Reports, there are not any bonds, debentures, notes or other Indebtedness of LXRT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares of LXRT capital stock of LXRT may vote. There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which LXRT is a party or by which it is bound (i) obligating LXRT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, LXRT; (ii) obligating LXRT to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking; or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of LXRT. There are no outstanding Contracts or obligations of LXRT to repurchase, redeem or otherwise acquire any shares of capital stock of LXRT. There are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of LXRT.

(b) The issuance of the LXRT Shares to the Stockholder has been duly authorized and, upon delivery to the Stockholder of certificates therefor in accordance with the terms of this Agreement, the LXRT Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Stockholder and restrictions on transfer imposed by this Agreement and the Securities Act.

Section 5.8 Compliance with Laws. The business and operations of LXRT have been and are being conducted in accordance with all applicable Laws and Orders. LXRT is not conflict with, or in default or violation of and, to the Knowledge of LXRT, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of or default under, any (a) Law, rule, regulation, judgment or Order; or (b) note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which LXRT is a party or by which LXRT or any of its respective assets and properties are bound or affected. There is no agreement, judgment or Order binding upon LXRT which has, or could reasonably be expected to have, the effect of prohibiting or materially impairing any business practice of LXRT or the conduct of business by LXRT as currently conducted.

Section 5.9 Certain Proceedings. There is no Action pending against, or to the Knowledge of LXRT, threatened against or affecting, LXRT by any Governmental Authority or other Person with respect to LXRT or its business or that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. LXRT has not been a party to any material litigation or, within the past two (2) years, the subject of any threat of material litigation (litigation shall be deemed “material” if the amount at issue exceeds the lesser of $10,000 per matter or $25,000 in the aggregate). LXRT is not in violation of and, to the Knowledge of LXRT, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable Law, rule, regulation, judgment or Order. Neither LXRT nor any past or present director or officer (in his or her capacity as such) or affiliate, is or has been the subject of any civil, criminal, or administrative Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Neither LXRT nor any past or present director or officer (in his or her capacity as such) or affiliate, have any reason to believe that they will be the subject of any civil, criminal, or administrative Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Neither LXRT nor any past or present director or officer (in his or her capacity as such) or affiliate, have any reason to believe that they will be the subject of any civil, criminal, or administrative Action brought by any federal or state agency.

20 | P a g e

Section 5.10 No Brokers or Finders. Except for the Disclosed Obligation, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against LXRT for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of LXRT. The Principal Stockholder and US Lighting shall be solely responsible for payment of the Disclosed Obligation and the Principal Stockholder and US Lighting, jointly and severally, will indemnify and hold LXRT and Delmay harmless from and against any liability or expense arising out of, or in connection with payment of the Disclosed Obligation. LXRT will indemnify and hold US Lighting and the Stockholders harmless, from and against any liability or expense arising out of, or in connection with, any such claim other than arising out of, or in connection with the Disclosed Obligation.

Section 5.11 Contracts. Except as disclosed in the SEC Reports, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of LXRT. LXRT is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect of LXRT.

Section 5.12 SEC Reports.

(a) LXRT has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act (the “SEC Reports”).

(b) As of their respective dates, the SEC Reports and any registration statements filed by LXRT under the Securities Act (the “Registration Statements”) complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports or Registration Statements, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material Contracts to which LXRT is a party or to which the property or assets of LXRT are subject have been filed as exhibits to the SEC Reports and the Registration Statements as and to the extent required under the Exchange Act and the Securities Act, as applicable. The financial statements of LXRT included in the SEC Reports and the Registration Statements comply in all respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of LXRT as at the dates thereof and the results of its operations and cash flows for the periods then ended. The disclosure set forth in the SEC Reports and Registration Statements regarding LXRT’s business is current and complete and accurately reflects operations of LXRT as it exists as of the date hereof. There is no order issued by the SEC suspending the effectiveness of any outstanding Registration Statement and there are no proceedings for that purpose that have been initiated or threatened by the SEC.

21 | P a g e

Section 5.13 Internal Accounting Controls. LXRT maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. LXRT has established disclosure controls and procedures for LXRT and designed such disclosure controls and procedures to ensure that material information relating to LXRT is made known to the officers by others within LXRT. LXRT’s officers have evaluated the effectiveness of the LXRT’s controls and procedures. Since LXRT Most Recent Fiscal Year End, there have been no significant changes in LXRT’s internal controls or, to the Knowledge of LXRT, in other factors that could significantly affect LXRT’s internal controls.

Section 5.14 Listing and Maintenance Requirements. LXRT is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing or quotation of the LXRT Shares on the Principal Market or any other trading market on which the LXRT Shares are currently listed or quoted. The issuance and sale of the LXRT Shares under this Agreement does not contravene the rules and regulations of the trading market on which the LXRT Shares are currently listed or quoted, and no approval of the stockholders of LXRT is required for LXRT to issue and deliver to the Stockholder the LXRT Shares contemplated by this Agreement.

Section 5.15 DTC Eligibility. The LXRT Shares are eligible for clearance and settlement through The Depository Trust Company (“DTC”). LXRT’s transfer agent is a participant in the DTC Fast Automated Securities Transfer (“FAST”) program and the LXRT Shares are not eligible as a DTC FAST issue. There is no DTC “chill” or equivalent on the LXRT Shares.

Section 5.16 Application of Takeover Protections. LXRT has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the LXRT Organizational Documents or the Laws of its state of incorporation that is or could become applicable to the transactions contemplated hereby

Section 5.17 Tax Matters.

(a) Tax Returns. LXRT has filed all Tax Returns required to be filed (if any) by or on behalf of LXRT and has paid all Taxes of LXRT required to have been paid (whether or not reflected on any Tax Return). No Governmental Authority in any jurisdiction has made a claim, assertion or threat to LXRT that LXRT is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on LXRT’s property or assets; and there are no Tax rulings, requests for rulings, or closing agreements relating to LXRT for any period (or portion of a period) that would affect any period after the date hereof.

22 | P a g e

(b) No Adjustments, Changes. Neither LXRT nor any other Person on behalf of LXRT (i) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (ii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

(c) No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of LXRT, nor is any such claim or dispute pending or contemplated. LXRT has delivered to the US Lighting true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by LXRT, if any, since its inception and any and all correspondence with respect to the foregoing.

(d) Not a U.S. Real Property Holding Corporation. LXRT is not and has not been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(e) No Tax Allocation, Sharing. LXRT is not and has not been a party to any Tax allocation or sharing agreement.

(f) No Other Arrangements. LXRT is not a party to any Contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. LXRT is not a “consenting corporation” within the meaning of Section 341(f) of the Code. LXRT does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code. LXRT does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, LXRT has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. US Lighting is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

Section 5.18 Labor Matters.

(a) There are no collective bargaining or other labor union agreements to which LXRT is a party or by which it is bound. No material labor dispute exists or, to the Knowledge of LXRT, is imminent with respect to any of the employees of LXRT.

(b) Except as set forth in the SEC Reports, LXRT has no employees, independent contractors or other Persons providing services to them. LXRT is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. LXRT is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(c) No director, officer or employee of LXRT is a party to, or is otherwise bound by, any Contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (i) the performance of his or her duties as a director, officer or employee of LXRT; or (ii) the ability of LXRT to conduct its business. Each employee of LXRT is employed on an at-will basis and the LXRT does not have any Contract with any of its employees which would interfere with its ability to discharge its employees.

23 | P a g e

Section 5.19 Employee Benefits.

(a) LXRT does not, and since its inception never has, maintained or contributed to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of LXRT. There are not any employment, consulting, indemnification, severance or termination agreements or arrangements between LXRT and any current or former employee, officer or director of LXRT, nor does LXRT have any general severance plan or policy.

(b) LXRT does not, and since its inception never has, maintained or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of LXRT.

(c) Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of LXRT, will result in (i) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from LXRT; (ii) any increase in the amount of compensation or benefits payable to any such individual; or (iii) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No arrangement or other Contract of LXRT provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of LXRT.

Section 5.20 Title to Assets. LXRT has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which LXRT has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of LXRT to conduct business as currently conducted.

Section 5.21 Intellectual Property. The SEC Reports describe all Intellectual Property used by LXRT in its business as presently conducted, which constitutes all of the Intellectual Property needed by LXRT to operate its business as presently conducted. LXRT Lighting is the sole and exclusive owner of or has a license or other right to use the Intellectual Property, free and clear of any Liens and, to the Knowledge of LXRT, any infringing or diluting uses thereof by third parties. LXRT has neither abandoned nor granted any license, permit or other consent or authorization to any third party to use any of the Intellectual Property. None of the Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, injunction or restriction or agreement restricting the scope or use thereof. To the Knowledge of LXRT, none of the Intellectual Property infringes on any trademarks, Internet domain names, copyrights or any other intellectual property rights of any kind of any third party.

24 | P a g e

Section 5.22 Environmental Laws. LXRT (a) is in compliance with all Environmental Laws (as defined below); (b) has received all Licenses or other approvals required under applicable Environmental Laws to conduct its business: and (c) is in compliance with all terms and conditions of any such License or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on LXRT.

Section 5.23 Transactions with Affiliates and Employees. Except as disclosed in the SEC Reports, no officer, director, employee or stockholder of LXRT or any Affiliate of any such Person, has or has had, either directly or indirectly, an interest in any transaction with LXRT (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the Knowledge of LXRT, any entity in which any such Person has an interest or is an officer, director, trustee or partner.

Section 5.24 Liabilities. LXRT has no Liability (and there is no Action pending, or to the Knowledge of LXRT, threatened against LXRT that would reasonably be expected to give rise to any Liability). LXRT is not a guarantor nor is it otherwise liable for any Liability or obligation (including Indebtedness) of any other Person. There are no financial or contractual obligations (including any obligations to issue capital stock or other securities) executory after the Closing Date. All Liabilities of LXRT shall have been paid off at or prior to the Closing and shall in no event remain Liabilities of LXRT, the US Lighting or the Stockholder following the Closing.

Section 5.25 Investment Company. LXRT is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.26 Money Laundering Laws. The operations of LXRT are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no Proceeding involving LXRT with respect to the Money Laundering Laws is pending or, to the knowledge of LXRT, threatened.

Section 5.27 Foreign Corrupt Practices. Neither LXRT, nor, to the Knowledge of LXRT, any director, officer, agent, employee or other Person acting on behalf of LXRT has, in the course of its actions for, or on behalf of, LXRT (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 5.28 Absence of Certain Changes or Events. Except as set forth in the SEC Reports, from the LXRT Most Recent Fiscal Year End (a) LXRT has conducted its business only in Ordinary Course of Business; (b) there has not been any change in the assets, Liabilities, financial condition or operating results of LXRT since, except changes in the Ordinary Course of Business that have not caused, in the aggregate, a Material Adverse Effect on LXRT; and (c) LXRT has not completed or undertaken any of the actions set forth in Section 6.2. LXRT has not taken any steps to seek protection pursuant to any Law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does LXRT have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

25 | P a g e

Section 5.29 Undisclosed Events. No event, Liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to LXRT, or its businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by LXRT under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by LXRT of its common stock and which has not been publicly announced or will not be publicly announced in a Current Report on Form 8-K filed by LXRT filed within four (4) Business Days after the Closing.

Section 5.30 Disclosure. All documents and other papers delivered or made available by or on behalf of LXRT in connection with this Agreement are true, complete, correct and authentic in all material respects. No representation or warranty of LXRT contained in this Agreement and no statement or disclosure made by or on behalf of LXRT to US Lighting or the Stockholder pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE VI

CONDUCT PRIOR TO CLOSING

Section 6.1 Conduct of Business. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to the terms hereof or the Closing, LXRT and US Lighting shall (a) carry on their respective businesses diligently and in the usual, regular and Ordinary Course of Business, in substantially the same manner as heretofore conducted and in compliance with all applicable Laws; (b) pay or perform its material obligations when due; (c) use its commercially reasonable efforts, consistent with past practices and policies, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings; and (d) keep their business and properties substantially intact, including their present operations, physical facilities and working conditions. In furtherance of the foregoing and subject to applicable Law, LXRT and US Lighting shall confer with the other Party, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of the business of LXRT or US Lighting.

26 | P a g e

Section 6.2 Restrictions on Conduct of Business. Without limiting the generality of the terms of Section 6.1 hereof, except as required by the terms hereof or to the extent that the other Party (either LXRT or US Lighting, for purposes of Section 6.2) shall otherwise consent in writing, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to the terms hereof or the Closing, LXRT and US Lighting shall not do any of the following, where applicable:

(a) except as required by applicable Law, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) enter into any partnership arrangements, joint development agreements or strategic alliances, other than in the Ordinary Course of Business;

(c) increase the compensation or fringe benefits of, or pay any bonuses or special awards to, any present or former director, officer, stockholder or employee of LXRT or US Lighting (except for increases in salary or wages in the Ordinary Course of Business) or increase any fees to any independent contractors; (ii) grant any severance or termination pay to any present or former director, officer or employee of LXRT or US Lighting; (iii) enter into, amend or terminate any employment Contract, independent contractor agreement or collective bargaining agreement, written or oral; or (iv) establish, adopt, enter into, amend or terminate any bonus, profit sharing, incentive, severance, or other plan, agreement, program, policy, trust, fund or other arrangement that would be an employee benefit plan if it were in existence as of the date of this Agreement, except as required by applicable Law;

(d) except as contemplated by this Agreement, issue, deliver, sell, authorize, pledge or otherwise encumber, or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of LXRT or US Lighting, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of LXRT or US Lighting, or enter into other Contracts or commitments of any character obligating it to issue any such shares of capital stock of LXRT or US Lighting or securities convertible into, or exercisable or exchangeable for, shares of capital stock of LXRT or US Lighting;

(e) cause, permit or propose any amendments to any LXRT or US Lighting Organizational Documents;

(f) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, limited liability company, general or limited partnership, joint venture, association, business trust or other business enterprise or entity, or otherwise acquire or agree to acquire any assets other than in the Ordinary Course of Business;

(g) adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

(h) except as required by applicable Law, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment Contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary Course of Business with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee other than in the Ordinary Course of Business, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its officers;

27 | P a g e

(i) except in the Ordinary Course of Business, modify, amend or terminate any Contract to which LXRT or US Lighting is a party, or waive, delay the exercise of, release or assign any rights or claims thereunder;

(j) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the Ordinary Course of Business;

(k) (i) incur any Indebtedness or guarantee any such Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of LXRT or US Lighting, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for endorsements and guarantees for collection, short-term borrowings and lease obligations, in each case incurred in the Ordinary Course of Business; or (ii) make any loans, advances or capital contributions to, or investment in, any other Person, other than to LXRT or US Lighting;

(l) pay, discharge or satisfy any claims (including claims of stockholders), Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the Ordinary Course of Business or in accordance with their terms as in effect on the date hereof, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing License, Contract or other document, other than in the Ordinary Course of Business;

(m) change any financial reporting or accounting principle, methods or practices used by it unless otherwise required by applicable Law or GAAP;

(n) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement);

(o) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) purchase, redeem or otherwise acquire any shares of capital stock of LXRT or US Lighting or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(p) enter into any transaction with any of its directors, officers, stockholders, or other Affiliates;

(q) make any capital expenditure in excess of $50,000;

28 | P a g e

(r) (i) grant any license or sublicense of any rights under or with respect to any Intellectual Property; (ii) dispose of or let lapse and Intellectual Property, or any application for the foregoing, or any license, permit or authorization to use any Intellectual Property; or (iii) amend, terminate any other Contract, license or permit to which LXRT or US Lighting is a party;

(s) make, or permit to be made, without the prior written consent of the other Party any material Tax election which would affect LXRT or US Lighting; or

(t) commit to or otherwise to take any of the actions described in this Section 6.2.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1 Access to Information. Each of LXRT and US Lighting shall afford the other Party, its accountants, counsel and other representatives (including the Principal Stockholder), reasonable access, during normal business hours, to the properties, books, records and personnel of such Party at any time prior to the Closing in order to enable each Party to obtain all information concerning the business, assets and properties, results of operations and personnel of the other Party as each Party may reasonably request. No information obtained in the foregoing investigation by a Party pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the transactions contemplated hereby.

Section 7.2 Legal Requirements. The Parties shall take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Authority, and prompt resolution of any litigation prompted hereby), and shall promptly cooperate with, and furnish information to, the other Parties to the extent necessary in connection with any such requirements imposed upon any of them in connection with the consummation of the transactions contemplated by this Agreement.

Section 7.3 Notification of Certain Matters. US Lighting shall give prompt notice to LXRT, and LXRT shall give prompt notice to the US Lighting, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate at the Closing, such that the conditions set forth in Article X hereof, as the case may be, would not be satisfied or fulfilled as a result thereof; or (b) any material failure of any US Lighting, the Stockholder or LXRT, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect the rights and remedies available hereunder to the Party receiving such notice.

29 | P a g e

Section 7.4 Acquisition Proposals.

(a) From the date of this Agreement until the Closing Date or, if earlier, the termination of this Agreement, neither LXRT nor any representative of LXRT will, directly or indirectly: (i) solicit, initiate, knowingly encourage, induce or facilitate the making, submission or   announcement of any Competing Transaction Proposal from any Person other than US Lighting or the Stockholders (a “Third Party”) or take any action that could reasonably be expected to lead to a Competing Transaction Proposal; (ii) furnish any information regarding LXRT to any Third Party in connection with or in response to a Competing Transaction Proposal or an inquiry or indication of interest; (iii) engage in or continue any discussions or negotiations with any Third Party with respect to any Competing Transaction Proposal; (iv) approve, endorse or recommend any Competing Transaction Proposal; or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Competing Transaction Proposal.

(b) Concurrently with the execution of this Agreement, LXRT shall (i) immediately cease and cause to be terminated any existing discussions with any Person that relate to any Competing Transaction Proposal; (ii) as soon as practicable request each Person that has executed, within twelve (12) months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Competing Transaction Proposal to return or destroy all confidential information relating to LXRT heretofore furnished to such Person by or on behalf of LXRT, subject to whatever rights, if any, that such Person has to retain any such information or avoid any demand for its return or destruction pursuant to the terms of the confidentiality agreement between such Person and LXRT; and (iii) cause any physical or virtual data room containing any such information to no longer be accessible to or by any Person other than US Lighting, the Stockholder and their respective representatives.

ARTICLE VIII

POST CLOSING COVENANTS

Section 8.1 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

Section 8.2 Public Announcements. LXRT shall file with the SEC a Form 8-K, describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date. Prior to the Closing Date, the Parties shall consult with each other in issuing the Form 8-K and any press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and no Party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by Law, in which case the disclosing Party shall provide the other Parties with prior notice of no less than three (3) calendar days, of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reason incorporate into such public statement, filing or other communication the reasonable comments of the other Parties.

30 | P a g e

ARTICLE IX

CONDITIONS TO CLOSING

Section 9.1 Conditions to Closing.

(a) Conditions to Obligation of the Parties Generally. The Parties shall not be obligated to consummate the transactions to be performed by each of them in connection with the Closing if, on the Closing Date, (i) any Action shall be pending or threatened before any Governmental Authority wherein an Order or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (ii) any Law or Order which would have any of the foregoing effects shall have been enacted or promulgated by any Governmental Authority; or (iii) there is no consummation of all required definitive instruments and agreements, including, but not limited to, this Agreement and applicable SEC filings in forms acceptable to LXRT and US Lighting.

(b) Outstanding Capitalization of LXRT and Private Placement. Immediately prior to Closing, LXRT shall have outstanding, 30,100,000 shares of common stock, of which 25,000,000 shares shall be restricted shares and 5,100,000 shares shall be freely tradable without restriction under federal and applicable state securities laws. At Closing, LXRT shall have available cash of at least $150,000 (the “Available Cash”) from the initial proceeds of a private placement of 500,000 LXRT Shares at a price of $0.50 per LXRT Share, coordinated by US Lighting management and advisors (the “Offering”). US Lighting shall be responsible for all legal fees and related costs with respect to the Offering. The Available Cash shall be used first, to satisfy any outstanding liabilities of LXRT incurred prior to Closing and the balance shall be used for a cash dividend payable solely to those shareholders of LXRT who were shareholders of LXRT immediately prior to Closing. Pending payment of the cash dividend, the Available Cash shall be held in an escrow account (the “Escrow Account”) maintained by The Law Office of James G Dodrill II, P.A., counsel to LXRT (“LXRT Counsel”).

(c) Escrow. LXRT and the Stockholder shall enter into an Escrow Agreement with LXRT Counsel in substantially the form attached hereto as Exhibit A. All payments made in connection with the consummation of the transactions contemplated in this Agreement shall be made through and all stock certificates and transfer documents shall be deposited with LXRT Counsel as escrow agent.

(d) Contemporaneous Sales of Free-Trading Shares. At Closing, certain shareholders of LXRT holding free-trading LXRT Shares shall have entered into agreements with nonaffiliated parties identified by US Lighting (the “Purchasers”) to sell such number of free trading-shares at such price as is agreed to by the Purchasers and such shareholders. At and following Closing, LXRT and LXRT Counsel, shall have provide all necessary legal opinions and documentation so that the Purchasers shall receive free trading stock of LXRT upon consummation of the sale and purchase of the aforesaid LXRT Shares.

(e) License Agreement. At Closing, LXRT shall enter into a license agreement in the form of Exhibit B hereto (the “License Agreement”) granting Delmay or his assignee an exclusive, perpetual, royalty-free license to use the software developed by LXRT and used in its business immediately prior to the Closing Date.

31 | P a g e

Section 9.2 Conditions to Obligation of US Lighting and the Stockholders. The obligations of US Lighting and the Stockholder to enter into and perform their respective obligations under this Agreement are subject, at the option of US Lighting and the Stockholders, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the US Lighting and the Stockholders in writing:

(a) The representations and warranties of LXRT set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and except to the extent that such representations and warranties are qualified by terms such as “material” and “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects at the Closing Date;

(b) LXRT shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c) No action, suit, or proceeding shall be pending or, to the Knowledge of LXRT, threatened before any Governmental Authority wherein an Order or charge would (i) affect adversely the right of the Stockholder to own the LXRT Shares; or (ii) affect adversely the right of LXRT to own its assets or to operate its business (and no such Order or charge shall be in effect), nor shall any Law or Order which would have any of the foregoing effects have been enacted or promulgated by any Governmental Authority;

(d) No event, change or development shall exist or shall have occurred since LXRT’s Most Recent Fiscal Year End that has had or is reasonably likely to have a Material Adverse Effect on LXRT;

(e) All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by LXRT for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by LXRT and LXRT shall have delivered proof of same to the US Lighting and the Stockholder;

(f) LXRT shall have filed all reports and other documents required to be filed by it under the U.S. federal securities laws through the Closing Date;

(g) LXRT shall have maintained its status as a company whose common stock is quoted on any tier of the Over-the-Counter Market maintained by OTC Markets and no reason shall exist as to why such status shall not continue immediately following the Closing;

(h) Trading in the LXRT Shares shall not have been suspended by the SEC or OTC Markets at any time since the date of execution of this Agreement;

(i) LXRT shall have obtained the eligibility of the LXRT Shares for clearance and settlement through DTC and a bid price shall have been entered by market makers for the shares of   LXRT common stock and no reason shall exist as to why such DTC eligibility shall not continue immediately following the Closing;

32 | P a g e

(j) There shall not be any outstanding obligation or Liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) of LXRT, whether or not known to LXRT, as of the Closing other than Liabilities which will be paid using the Available Cash;

(k) LXRT shall have delivered to US Lighting and the Stockholders a certificate, dated the Closing Date, executed by an officer of LXRT, certifying the satisfaction of the conditions specified in Sections 9.2(a) through 9.2(j), inclusive, relating to LXRT and/or Delmay;

(1) LXRT shall have delivered to US Lighting and the Stockholders a certificate duly executed by the Secretary of LXRT and dated as of the Closing Date, as to the resolutions as adopted by LXRT’s board of directors, in a form reasonably acceptable to US Lighting, approving this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby;

(m) LXRT shall have delivered to US Lighting and the Stockholders such pay-off letters and releases relating to Liabilities of LXRT as US Lighting shall reasonably request;

(n) LXRT shall have delivered to US Lighting and the Stockholders the resignations of the current directors and officers of LXRT. The resignations of the current directors, to the extent required by applicable law and SEC Rules, will become effective on the twentieth (20th) day follow the mailing of an information statement (the “Information Statement”) to the stockholders of LXRT in compliance with the requirements of Section 14f-1 of the Exchange Act and Rule 14f-1 thereunder. Designees of US Lighting shall be appointed as officers and directors of LXRT, subject to compliance with Section 14f-1 of the Exchange Act and Rule 14f-1 thereunder; and

(o) All actions to be taken by LXRT in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to US Lighting and the Stockholders.

Section 9.3 Conditions to Obligation of LXRT. The obligations of LXRT to enter into and perform their respective obligations under this Agreement are subject, at the option of LXRT, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by LXRT in writing:

(a) The representations and warranties of US Lighting and the Stockholders set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and except to the extent that such representations and warranties are qualified by terms such as “material” and “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects at the Closing Date;

33 | P a g e

(b) US Lighting and the Stockholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing Date;

(c) No action, suit, or proceeding shall be pending or, to the Knowledge of US Lighting, threatened before any Governmental Authority wherein an Order or charge would (i) affect adversely the right of the US Lighting to own the LXRT Shares; or (ii) affect adversely the right of US Lighting to own its assets or to operate its business (and no such Order or charge shall be in effect), nor shall any Law or Order which would have any of the foregoing effects have been enacted or promulgated by any Governmental Authority;

(d) No event, change or development shall exist or shall have occurred since US Lighting’s Most Recent Fiscal Year End that has had or is reasonably likely to have a Material Adverse Effect on US Lighting;

(e) All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by US Lighting for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by US Lighting and US Lighting shall have delivered proof of same to the LXRT;

(f) All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by US Lighting for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by US Lighting and US Lighting shall have delivered proof of same to LXRT;

(g) US Lighting shall have delivered to LXRT a certificate, dated the Closing Date, executed by an officer of US Lighting, certifying the satisfaction of the conditions specified in Sections 9.3(a) through 9.3(f), inclusive, relating to US Lighting;

(h) The Stockholders shall have delivered to LXRT a certificate, dated the Closing Date, executed by the Stockholders, certifying the satisfaction of the conditions specified in Sections 9.3(a) and 9.3(b) relating to the Stockholders;

(i) US Lighting shall have delivered to LXRT a certificate duly executed by the Secretary of US Lighting and dated as of the Closing Date, as to the resolutions as adopted by US Lighting’s board of directors, in a form reasonably acceptable to LXRT, approving this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby; and

(j) All actions to be taken by US Lighting and the Stockholders in connection with consummation of the transactions contemplated hereby and all payments, certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to LXRT.

34 | P a g e

ARTICLE X

TERMINATION

Section 10.1 Grounds for Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a) by the mutual written agreement of the Parties;

(b) by US Lighting and the Stockholders (by written notice of termination from US Lighting and the Principal Stockholder to LXRT, in which reference is made to this subsection) if the Closing has not occurred on or prior to the Termination Date, unless the failure of the Closing to have occurred is attributable to a failure on the part of US Lighting or the Stockholders to perform any material obligation to be performed by US Lighting or the Stockholders pursuant to this Agreement at or prior to the Closing;

(c) by LXRT (by written notice of termination from LXRT to US Lighting and the Stockholders, in which reference is made to this subsection) if the Closing has not occurred on or prior to the Termination Date, unless the failure of the Closing to have occurred is attributable to a failure on the part of LXRT to perform any material obligation required to be performed by LXRT pursuant to this Agreement at or prior to the Closing;

(d) by LXRT or US Lighting (by written notice of termination from such Party to the other Parties) if a Governmental Authority of competent jurisdiction shall have issued a final non-appealable Order, or shall have taken any other action having the effect of, permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a Party if such Order was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

(e) by LXRT, US Lighting or the Principal. Stockholder (by written notice of termination from such Party to the other Parties) if any event shall occur after the date hereof that shall have made it impossible to satisfy a condition precedent to the terminating Party’s obligations to perform its obligations hereunder, unless the occurrence of such event shall be due to the failure of the terminating Party to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such Party at or prior to the Closing;

(f) by US Lighting or the Principal Stockholder (by written notice of termination from US Lighting to LXRT, in which reference is made to this subsection) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on LXRT, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have, a Material Adverse Effect with respect to LXRT;

(g) by LXRT (by written notice of termination from LXRT to US Lighting, in which reference is made to this subsection) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on US Lighting, or there shall have occurred any event or circumstance that, in   combination with any other events or circumstances, could reasonably be expected to have, a Material Adverse Effect with respect to US Lighting;

35 | P a g e

(h) by US Lighting (by written notice of termination from the US Lighting to LXRT, in which reference is made to the specific provision(s) of this subsection giving rise to the right of termination) if (i) any of LXRT’s representations and warranties shall have been inaccurate as of the date of this Agreement or as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 9.1(a) would not be satisfied and such inaccuracy has not been cured by LXRT within five (5) Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, (ii) any of the LXRT’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 9.2(b) would not be satisfied; or

(i) by LXRT (by written notice of termination from LXRT to US Lighting and the Stockholders, in which reference is made to the specific provision(s) of this subsection giving rise to the right of termination) if (i) any of US Lighting’s or the Stockholders’ representations and warranties shall have been inaccurate as of the date of this Agreement or as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 9.3(a) would not be satisfied and such inaccuracy has not been cured by US Lighting or the Stockholder within five (5) Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given; or (ii) any of US Lighting’s or the Stockholder’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 9.3(b) would not be satisfied.

Section 10.2 Procedure and Effect of Termination. In the event of the termination of this Agreement by LXRT or US Lighting pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other Party. If this Agreement is terminated as provided herein (a) each Party will redeliver all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; provided, that each Party may retain one copy of all such documents for archival purposes in the custody of its outside counsel; and (b) all filings, applications and other submission made by any Party to any Person, including any Governmental Authority, in connection with the transactions contemplated hereby shall, to the extent practicable, be withdrawn by such Party from such Person.

Section 10.3 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1 hereof, this Agreement shall become void and of no further force and effect, except for the provisions of (a) Article XI; (b) Sections 3.6, 4.8 and 5.10 hereof relating to brokers’ fees or commissions; and (iv) Section 10.2 and this Section 10.3.

36 | P a g e

ARTICLE XI

SURVIVAL; INDEMNIFICATION

Section 11.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing, and for a period of one (1) year, after which they shall be of no further force and effect. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 11.2 Indemnification.

(a) From and after the execution of this Agreement, LXRT shall indemnify and hold harmless the US Lighting Indemnified Parties, from and against any all costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, “Damages”) arising, directly or indirectly, from or in connection with: (i) any breach (or alleged breach) of any representation or warranty made by LXRT in this Agreement or any Transaction Document or in any certificate delivered by LXRT pursuant to this Agreement; or (ii) any breach (or alleged breach) by LXRT of any covenant or obligation of LXRT in this Agreement or any Transaction Document required to be performed by LXRT on or prior to the Closing Date or by LXRT after the Closing Date.

(b) From and after the execution of this Agreement, US Lighting and the Stockholders, severally and not jointly, shall indemnify and hold harmless the LXRT Indemnified Parties, from and against any all Damages arising, directly or indirectly, from or in connection with: (i) any breach (or alleged breach) of any representation or warranty made by US Lighting or the Stockholders in this Agreement or any Transaction Document or in any certificate delivered by US Lighting or the Stockholders pursuant to this Agreement; or (ii) any breach (or alleged breach) by US Lighting or the Stockholders of any covenant or obligation of US Lighting or the Stockholders in this Agreement or any Transaction Document required to be performed by US Lighting or Stockholder on or prior to the Closing Date or by US Lighting or the Stockholders after the Closing Date.

Section 11.3 Matters Involving Third Parties. Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an indemnifying party (“Indemnifying Party”) under this Article XI, an indemnified party (“Indemnified Party”) shall notify the indemnitor in writing of such claim. The Indemnitor shall have the right to assume the control and defense of any such action (including, but without limitation, tax audits), provided that the Indemnitee may participate in the defense of such action subject to the Indemnitor’s reasonable direction and at Indemnitee’s sole cost and expense. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party and be given full access to all information relevant thereto. In no event shall any such claim be settled without the Indemnitor’s consent.

37 | P a g e

Section 11.4 Exclusive Remedy. The Parties acknowledge and agree that the indemnification provisions in this Article XI shall be the exclusive remedies of the Parties with respect to the transactions contemplated by this Agreement, other than for fraud and willful misconduct.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.1 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

Section 12.2 Confidentiality.

(a) The Parties will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another Person in connection with this Agreement or the transactions contemplated by this Agreement, unless (i) such information is already known to such Party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Party; (ii) the use of such information is necessary or appropriate in making any required filing with the SEC, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement; or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

(b) In the event that any Party is required to disclose any information of another Person pursuant to clause (ii) or (iii) of Section 12.2(a) above, the Party requested or required to make the disclosure (the “disclosing party”) shall provide the Person that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective Order or other appropriate remedy and/or waive compliance with the provisions of this Section 12.2 If, in the absence of a protective Order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective Order or other relief assurance that confidential treatment will be accorded the providing party’s information.

(c) If the transactions contemplated by this Agreement are not consummated, each Party will return or destroy all of such written information each party has regarding the other Parties.

38 | P a g e

Section 12.3 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this   Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed certified or mail return receipt requested, two (2) Business Days after being mailed; (c) if delivered by overnight Section 12.3 courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission or other electronic means, including email, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day. If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to LXRT to:	2131 Hollywood Blvd.
Suite 408
Hollywood, FL 33020
Attention: Todd Delmay, CEO

If to US Lighting or
the Stockholders to:	34099 Melinz Pkwy.
Unit E
Eastlake, OH, 44095
Attention: Paul Spivak

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Section 12.4 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 12.5 Waiver. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further   action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

39 | P a g e

Section 12.6 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party against whom the enforcement of such amendment is sought.

Section 12.7 Assignments, Successors, and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Except as set forth in Article XI hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 12.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 12.9 Section Headings. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Article” or “Articles” or “Section” or “Sections” refer to the corresponding Article or Articles or Section or Sections of this Agreement, unless the context indicates otherwise.

Section 12.10 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless otherwise expressly provided, the word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of such representation, warranty, or covenant. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

40 | P a g e

Section 12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, electronic delivery, or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, electronic copy, or “.pdf’ signature page were an original thereof.

Section 12.12 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the U.S. or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 12.13 below), in addition to any other remedy to which they may be entitled, at Law or in equity.

Section 12.13 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to conflicts of Laws principles. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Broward County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 12.3. Nothing in this Section 12.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 12.14 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

41 | P a g e

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

LXRT:

THE LUXURIOUS TRAVEL CORP.
a Florida corporation

By:	/s/ Todd Delmay
Name:	Todd Delmay
Title:	President

US LIGHTING:

US LIGHTING GROUP, INC.
a Wyoming corporation

By:	/s/ Paul Spivak
Name:	Paul Spivak
Title:	Pres

THE STOCKHOLDERS:

/s/ Paul Spivak
Paul Spivak

/s/ Charles Scott
Charles Scott

42 | P a g e